Exhibit 10.18

Ransome Engine	Since 1916
2975 Galloway Road	Giles & Ransome
PO Box 8522	Ransome Engine
Bensalem, PA 19020	Ransome Rents
(215) 639-4300
September 15, 2010
Harry Muhlschelegel
New Century Transportation, Inc.
45 East Park Drive
Westampton, NJ 08060
We understand that this program is being communicated within your recent SEC registration statement for your initial public offering.
This letter will confirm the extent, duration and warranty coverages for a Unique Caterpillar C-13 Engine Remanufacturing Program ( Program) dated November 20, 2009 between Caterpillar Inc. (Caterpillar) Peoria, Illinois and New Century Transportation Inc. (New Century) Westampton, New Jersey facilitated by Ransome Cat (Ransome), a full service Caterpillar Engine Distributor in Bensalem, Pennsylvania (see enclosed Exhibit “A”).
This Unique Remanufacturing Program, also know as the “New Life Program” basically offers New Century a Complete Out of Frame Engine Overhaul inclusive of Clutch, Radiator, Reman Air Compressor, and Front seal Gaskets. You have committed to us to rebuild no less then one hundred (100) units and we have committed to you to complete up to four hundred fifty (450) units over the next three (3) years December 31, 2013.
Additionally, Extended, Transferable C-13 engine warranty for forty eight (48) months, unlimited miles is inclusive of Turbos, Water pump, Injectors, ECM, Cat sensors, Oil Cooler and Fuel Transfer Pump. Free towing for the first five hundred thousand (500,000) miles included.
This New Century Unique Remanufacturing Program and its associated warranty and towing coverages are identified by Caterpillar in all of its literature as Program LEET0013-01 dated November 20, 2009 (see attached Exhibit “B”).
This Program is ongoing and fully supported by Caterpillar and Ransome as attested to by the authorized signature below.

Ransome CAT
/s/ Todd Moore
Authorized Corporate Signature
Title:	VP Corporate Product Support
Date: 9/15/10

Exhibit A
New Century Transportation
C13 Overhaul Proposal
November 20, 2009

Exhibit A
Recommended Option
•	Out of Frame
•	Reseal front structure (Gaskets covered for term of OPT)

•	Clutch

•	Radiator

•	Reman air compressor (covered for term of OPT)

•	Complete painting of engine

•	Pick up and delivery

•	Faster turn around
•	For a commitment of 100 units
•	Free 48 month custom OPT coverage (transferable) includes unlimited miles, turbo, w/p & injectors. Plus ECM, Cat sensors, oil cooler & fuel transfer pump.

Exhibit B
I. INTRODUCTION
This Extended Service Coverage, herein referred to as “Services Contract,” is designed specifically for Caterpillar’s On-Highway vehicle engines and is an important part of the Caterpillar’s continuing effort to provide “you” with superior value and product support.
II. TERMS AND CONDITIONS
This “Service Contract” provides parts and labor coverage less any applicable deductible for the “cost” of a “mechanical breakdown” under normal use during the “coverage period” due to a defect in material or factory workmanship. Coverage under this “Service Contract” is subject to the applicable exclusions listed under Section VIII. Exclusions and Limitations.
The Registration Certificate must be completed in its entirety at the date of registration. “You” should purchase this “Service Contract” on the “covered engine’s” overhaul date or original purchase date from an “authorized dealer”. Certain fees, penalties and coverage availability may apply for any “Service Contract” requested after the original purchase date. “You” must contact an “authorized dealer” for complete details.
Coverage under this “Service Contract” starts at the earliest of:
1.	The date of overhaul for engines not awaiting resale, or engines not in inventory,

2.	The transfer of coverage from “authorized dealer’ to ‘you”,

3.	Or 12 months from the original date of the overhaul for engines awaiting resale or for engines placed in Inventory.
                     CUSTOMER INITIALS (WA State Only)
III. DEFINITIONS
“Authorized dealer” means a dealer authorized by the manufacturer to sell, service and repair the “covered engine”.
“Cost(s)” means the usual and fair charges as determined by the manufacturer for parts and labor necessary to repair or replace the parts covered as specified in the Service Coverage Matrix. Replacement parts will be genuine manufacturer’s parts when performing repairs and may include new, remanufactured or repaired components.
“Coverage period” means the period that commences with the start date as shown on the Registration Certificate and expires when time, miles/kms or service meter hours, whichever occurs first, from the start date of the “covered engine” exceeds the coverage limits as specified on the Registration Certificate.
“Covered component” means the components listed and identified for the appropriate level of coverage on the Service Coverage Matrix form (attached to and made a part of this “Service Contract”).
“Covered engine” means the engine identified for this coverage as shown on the Registration Certificate and accepted by “us” for coverage. “Cuba” means the state and government of Cuba, as well as any political subdivision, agency or government controlled business thereof.
“Cuban national” means any citizen or permanent resident of Cuba, wherever located, except Cubans permanently residing in the United States; any business organized under the laws of Cuba; any business with its principle place of business in Cuba; any business owned or controlled by a Cuban national; any business sub-unit located in Cuba.
“Cuba”, “Iran” and “Sudan” each mean the state of government of such country, as well as any political subdivision, agency, or government controlled business thereof, and includes persons and entities in such country.
“Mechanical breakdown” means the failure of any original or like replacement “covered component” to work as it was designed to work in normal service, provided it has received customary maintenance as recommended in the manufacturer’s Operation and Maintenance Manual.
“Repairer(s)” means a business entity “we” have authorized as a repair facility or “authorized dealer”.
“Specialty Designated National” means any person appearing on the list of Specially Designated Nationals published by the U.S. Treasury Department’s Office of Foreign Assets Control (available at http://www.ustreas.gov/officeslenforcement/ofac/sdn/index.shtml)
“Warranty” means any warranty of the manufacturer or a “repairer’s” guarantee or warranty.
“We,” “us,” and “our” mean the provider issuing this “Service Contract”.
“You” and “your” mean the customer shown on the Registration Certificate.
                     CUSTOMER INITIALS (WA State Only)
IV. OUR RESPONSIBILITIES
“We” will pay the “cost”, less any applicable deductible, to repair, replace or service the “covered engine” for a “mechanical breakdown” of a “covered component”. This work will be during normal working hours at a “repairer’s” place of business. “We” will provide, at “our” choice, new, remanufactured or repaired components when replacing or repairing any “covered components”. Further, “we” will also pay the components and labor charges for any Caterpillar component that is rendered unserviceable by a “covered component” failure.
“We” will restore the “covered engine” to its operating condition prior to the “mechanical breakdown” by repairing and / or replacing only the required “covered components” and consequentially damaged Caterpillar components necessary to facilitate the repair. Other parts or components removed in the process of the repair will be reinstalled as is, unless “you” authorize “your” additional expense to repair or replace.
“We” will also pay the reasonable “costs” of any expendables or consumables that are made unusable as a result of a “covered component” failure.
                     CUSTOMER INITIALS (WA State Only)

Page 2 of 7	Distribution: Original — Customer Copy Copy — Cat / TEPS Dealer
November 20, 2009

Exhibit B
V. YOUR RESPONSIBILITIES
“You” shall operate, maintain and perform all recommended maintenance for the “covered engine” according to the guidelines and recommendations as specified in the manufacturer’s operation and maintenance manual and if specified on the Service Coverage Matrix.
“You” shall utilize an “authorized dealer” for all scheduled oil sampling (S.O.S) as specified in the manufacturer’s operation and maintenance manual by submitting samples promptly with necessary sample information at the specified service intervals.
“You” shall be responsible for all “costs” not covered by this Service Contract.
                     CUSTOMER INITIALS (WA State Only)
VI. COVERAGE TERRITORY
This “Service Contract is available for issuance only within the United States and Canada except with respect to claims the payment of which would violate U.S. law. Various U.S. laws may prohibit the payment of certain claims, including, without limitation, regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control (www.ustreas.gov/offices/enforcement/ofac/), the Export Administration Regulations administered by the U.S. Commerce Department’s Bureau of Industry and Security (www.bis.doc.gov) and anti-terrorism criminal statutes enforced by the U.S. Department of Justice. As dictated by the foregoing as of the effective date of this Service Contract, but without limitation of any other prohibitions currently existing or that may exist in the future, payments on this Service Contract will not be made with respect to claims that in any way involve “Specially Designated Nationals”, “Burma”, “Cuba” or “blocked Cuban nationals”, “Iran’ or “Sudan”.
                     CUSTOMER INITIALS (WA State Only)
VII. CLAIM PROCEDURES
In the event of a “mechanical breakdown” of the “covered engine”, “you” shall:
1.	Take all reasonable steps to protect and safeguard the “covered engine”.

2.	Report the “mechanical breakdown” promptly to “us” or a “repairer”,

3.	Promptly make the “covered engine” available to a “repairer” for repair and examination and provide proof of this “Service Contract” registration by presenting the customer copy of the Registration Certificate

4.	Furnish “us” or a “repairer” with such information as may be reasonably required to assess the “mechanical breakdown”,

5.	Provide proof of compliance with the maintenance schedules as recommended in the manufacturer’s operation and maintenance manual, such as receipts or copies of work orders or invoices from “repairers” or “authorized dealers” showing the maintenance and services performed. Failure to show proof may result in denial of coverage,

6.	If “we” pay for the “costs” of a “mechanical breakdown”, “we” will be subrogated to “your” right to recover damages from another party. “We” will not pay for such “costs” if “you” impair these rights to recover. “Your” rights to recover from another party may not be waived.
                     CUSTOMER INITIALS (WA State Only)
VIII. EXCLUSIONS AND LIMITATIONS
This “Service Contract” does not cover a “mechanical breakdown” caused by:
•	Acts of God, war, vandalism, riot, theft, explosion, and any other act of nature or man.

•	Operator abuse, misuse, neglect, accident, improper operation, lack of customary maintenance, failure to follow maintenance procedures and scheduled component inspections / replacements as specified in the manufacturer’s operation and maintenance manual; repairs, alterations, or modifications made subsequent to the purchase by “you” of this “covered engine” that either affects the mechanical operation as designed by the “covered engine” manufacturer or is not done by a “repairer”.

•	“Repairer” workmanship.

•	Any application or installation not approved by the manufacturer,

•	Wear and tear, depletion, deterioration, corrosion and erosion,

•	Steel shims and cast iron block inserts,

•	A non-“covered component’ failure,
This “Service Contract” also does not pay for
•	Any non-Caterpillar part or component.

•	Bolts, clamps and other fasteners except as specified on the Extended Service Coverage Matrix.

•	Normal preventive maintenance (including consumables) and scheduled component inspection/replacements as defined in the manufacturer’s operation and maintenance manual.

•	Performance complaints, including but not limited to, any adjustments to fuel settings, PAR tests, or programming of the electronic control module.

•	Any and all“mechanical breakdowns” or failures that are covered under any “warranty” whether enforceable or not.

•	Reimbursement for any travel or towing (unless purchased as a covered option and indicated ont eh registration page of the contract), or overnight lodging or meals or communications expenses and nay other downtime or downtime related expenses, cargo damage or economic loss that “you” may incur.

•	Any and all taxes.

•	Parts shipping charges and service charges.
                     CUSTOMER INITIALS (WA State Only)
IX. TRANSFER OR ASSIGNMENT OF COVERAGE
The remaining portion of this “Service Contract” may be transferred or assigned to subsequent owners other than an “authorized dealer” during the “coverage period” at no extra charge provided the new owner of the “covered engine” presents a copy of the current Registration Certificate to “us” within ten (10) days of the transfer of title of the vehicle in which the “covered engine” is installed and “we” approve the transfer or assignment of coverage.

Page 3 of 7	Distribution: Original — Customer Copy Copy — Cat / TEPS Dealer
November 20, 2009

Exhibit B
X. TERMINATIONS AND REFUNDS
Cancellation by You. “You” may cancel this “Service Contract” by providing written notice to “us” of “your” intent to cancel. Cancellation will be effective on the date “we” receive the cancellation notice.
Refund and Administrative Fee. If “you” cancel this “Service Contract” by returning it to “us” within ten (10) days of issue, “your” refund shall be the Coverage Fees less any claims paid and a $35.00 administration fee plus a ten percent (10%) penalty shall be added to the refund if not paid within thirty (30) days from the time this “Service Contract” was returned to “us”. If you cancel this “Service Contract” by returning it to “us” after ten (10) days form issue, the pro-rated refund will be based on the lesser of months, miles/kms or hours of unused coverage provided less any claims paid and a $35.00 administration fee. No refund is available if coverage is transferred or assigned to a subsequent owner.
Cancellation by Us. “We” may cancel this “Service Contract” and return to “you” the pro-rated refund based on the lesser of months, miles/kms or hours of unused coverage provided less any claims paid and $35.00 administration fee for the following reasons: the coverage fee for this “Service Contract” has not been paid by “you”, the manufacturer’s warranty has been canceled or voided, or a substantial breach of duties by “you” relating to the “coverage engine” or its use. If there is a material misrepresentation in the Service Contract registration, “we” may void this Service Contract without written notice and “you” will not be charge the Coverage Fee.
                     CUSTOMER INITIALS (WA State Only)
XI. DISCLAIMERS
“OUR” RESPONSIBILITIES AND “YOUR” REMEDIES UNDER THIS “SERVICE CONTRACT” ARE LIMITED TO THE PROVISION OF MATERIALS AND LABOR AS SPECIFIED HEREIN.
“WE” DISCLAIM ANY EXPRESSED OR IMPLIED WARRANTIES IN CONNECTION HEREWITH INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
“WE” ARE NOT RESPONSIBLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES.
REPLACEMENT PARTS FURNISHED UNDER THE TERMS OF THIS “SERVICE CONTRACT’ ARE COVERED UNDER THE APPLICABLE REPLACEMENT PARTS WARRANTY.
THIS “SERVICE CONTRACT’ DOES NOT SUPERCEDE THE EMISSION WARRANTY FOR EMISSION RELATED COMPONENTS.
MISREPRESENTATION OF THE COVERED ENGINE’S ELIGIBILITY FOR COVERAGE, OR THE ACTUAL ACCUMULATED MILEAGE, HOURS, OR AGE SHALL RESULT IN CANCELLATION OF THIS “SERVICE CONTRACT” BY “US”. “WE” SHALL BE ENTITLED TO ALL OTHER REMEDIES.
XII. NOTICE
Obligations of the provider under this contract are backed only by the full faith and credit of the provider (issuer) and are not guaranteed under a service contract reimbursement insurance policy.
XIIA. CUSTOMER ASSISTANCE FOR ENGINE OPERATION OR FOR ENGINE WORK
FOR USA AND CANADA
For the USA and Canada, when a problem arises concerning the operation of an engine or concerning the service of an engine, the problem will normally be managed by the Caterpillar dealer in “your” area. “Your” satisfaction is a primary concern to Caterpillar and Caterpillar dealers.
If “you” have a problem that has not been handled to “your” complete satisfaction, follow these steps:
1.	Discuss your problem with a manager from the dealership.

2.	If your problem cannot be resolved at the Caterpillar dealer level without additional assistance, use the phone number that is listed here to talk to a Field Service Coordinator: 1-800-447-4986.
The normal hours are from 8:00 AM to 4:30 PM Monday through Friday Central Standard Time. Please keep in mind the ultimate goal is to solve your problem at the dealership. Therefore, please follow the steps in sequence when a problem is experienced.
FOR OUTSIDE USA
If a problem arises concerning the operation of your engine or the service of your engine please contact your nearest Caterpillar Dealer or Service Representative.

Page 4 of 7	Distribution: Original — Customer Copy Copy — Cat / TEPS Dealer
November 20, 2009

Exhibit B
XIII. ENDORSEMENTS, APPLICABLE TO U.S.A. ISSUED CONTRACTS ONLY
In Georgia: Paragraph X. Terminations and Refunds the subparagraphs Refund and Administration Fee and Cancellation by Us are replaced by the following:
•	Refund and Administration Fee. If “you” cancel this “Service Contract”, the pro-rated refund will be based upon the lesser of months, miles / kms or hours of unused coverage provided.

•	Cancellation by Us. We may only cancel the “Service Contract” for fraud, material misrepresentation or non-payment. If “we” cancel this “Service Contract”, we will give written notice of cancellation at least:
a)	10 days before the effective date of cancellation if we cancel for nonpayment of coverage fees; or,

b)	30 days before the effective date of cancellation if we cancel for any other reason.
The pro-rated refund will be based upon the lesser of months, miles/kms or hours of unused coverage provided.
In Hawaii: Paragraph X. Terminations and Refunds, the subparagraph Cancellation by Us is replaced by the following:
•	Cancellation by Us. “We” may cancel this “Service Contract” and return to “you” the pro-rated refund based on the lesser of months, miles / kms or hours of unused coverage provided less any claims paid and a $35.00 administration fee without notice for nonpayment or the Coverage Fee, material misrepresentation or substantial breach of “your” duties relating to “covered engine” and with five (5) days prior notice of cancellation that states the effective date of cancellation for any other lease.
In Hawaii and Wyoming: Paragraph X. Terminations and Refunds, the subparagraph Refund and Administration Fee is replaced by the following:
•	Refund and Administration Fee. If no claims have been made under the “Service Contract” delivered at the time of sale and “you” cancel this “Service Contract” by returning it to “us” within twenty (20) days of purchase, “your” refund shall be the Coverage Fees, or between twenty (20) and thirty (30) days of purchase, “your’ refund shall be the Coverage Fees less a $25.00 administration fee plus a ten percent (10%) penalty shall be added to the refund if not paid within thirty (30) days from the time this “Service Contract” was returned to “us”, If “you” cancel this “Service Contract” by returning it to “us” after thirty (30) days from purchase, the pro-rated refund will be based on the lesser of months, miles / kms or hours of unused coverage provided less any claims paid and a $25.00 administration fee. No refund is available if coverage is transferred or assigned to a subsequent owner.
In Washington: Paragraph X. Termination and Refunds, the subparagraph Refund and Administration Fee and Cancellation by Us are replaced by the following:
•	Refund and Administration Fee. If “you” cancel this “Service Contract” by returning it to “us” within nine (9) days of purchase, “your’ refund shall be the purchase price of this “Service Contract”, plus a ten percent (10%) penalty shall be added to the refund If not paid within thirty (30) days from the time this “Service Contract” was returned to “us”. If “you” cancel this “Service Contract” by returning it to “us” after nine (9) days from purchase, the pro-rated refund will be based on the lesser of months, miles / kms or hours of unused coverage provided less any claims paid and a $25.00 administration fee. No refund is available if coverage is transferred or assigned to a subsequent owner.

•	Cancellation by Us. “We” may cancel this “Service Contract” and return to “you” the pro-rated refund based on the lesser of months, miles / kms or hours of unused coverage provided less any claims paid and a $25.00 administration fee for the following reasons: the coverage fee for this “Service Contract” has not been paid by “you”, the manufacturer’s warranty has been canceled or voided, or a substantial breach of duties by “you” relating to the “covered engine” or its use. If there is a material misrepresentation in the “Service Contract” registration, “we” may void this “Service Contract” without written notice and “you” will not be charged the Coverage Fee.
                     CUSTOMER INITIALS (WA State Only)
In Washington: In Paragraph XI. Disclaimers the implied warranty of merchantability is as follows:
The implied warranty of merchantability on the motor vehicle is not waived if the “Service Contract” has been purchased within ninety (90) days of the purchase date of the motor vehicle.
                     CUSTOMER INITIALS (WA State Only)
In Washington: Obligations of the Service Contract Provider under this contract are backed by the full faith and credit of the Service Contract Provider.
                     CUSTOMER INITIALS (WA State Only)
In Wisconsin: paragraph X. Termination and Refunds the subparagraphs Refund and Administration Fee and Cancellation by Us are replaced by the following:
•	Refund and Administration Fee. If “you” cancel this Service Contract by returning it to “us” within fifteen (15) days after “you” receive this “Service Contract”, “your” refund shall be the Coverage Fees less a $35.00 administration fee plus a ten percent (10%) penalty shall be added to the refund if not paid within thirty (30) days from the tine this “Service Contract” was returned to “us”. If “you” cancel this “Service Contract” by returning it to “us” after fifteen (15) days from the date “you” receive the Service Contract, the pro-rated refund will be based on the lesser of months, miles kms or hours of unused coverage provided less a $35.00 administration fee. If “we” cancel this “Service contract”, “we” will provide “you” with written notice and “we” will not deduct any claims paid from “your” refund. All other terms and conditions apply.

•	Cancellation by Us. “We” may cancel this “Service Contract” with written notice to “you” and return to “you” the pro-rated refund based on the lesser of months, miles / kms or hours of unused coverage provided and a $25.00 administration fee for the following reason: the coverage fee for this “Service Contract” has not been paid by “you”, the manufacture’s warranty has been canceled or voided, or a substantial breach of duties by “you” relating to the “coverage engine” or its use. If there is a material misrepresentation with intent to deceive by “you” in the “Service Contract” Registration, “we” may void this “Service Contract” with written notice and “you” will not be charged the coverage fee.
“THIS WARRANTY IS SUBJECT TO LIMITED REGULATION BY THE OFFICE OF THE COMMISSIONER OF INSURANCE.”

Page 5 of 7	Distribution: Original — Customer Copy Copy — Cat / TEPS Dealer
November 20, 2009

Exhibit B
XIV. PROVIDER
In the United States: The Provider of this “Service Contract” is Caterpillar Inc.
XV. INTENTIONALLY LEFT BLANK
XVI. PRIVACY NOTICE
“We” do not disclose any nonpublic personal information about “you” or former customers to anyone, except as permitted by law.
“We” may collect nonpublic personal information necessary for service contract coverage to “you” from the following sources:
•	Information that we receive from “you” on registrations, applications or other forms, such as “your” name, social security number, address, assets and income

•	Information about “your” transactions with “us”, our subsidiaries, our affiliates (received only with “your” express consent); and

•	Information from a consumer reporting agency.
“We” restrict access to nonpublic personal information about “you” to those employees who need to know that information to provide extended coverage services to “you”. “We” maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard “your” nonpublic personal information.
Our Privacy Statement is available upon request by calling 1-800-248-4228.
XVII. EXTENDED SERVICE COVERAGE MATRIX- see matrix on next page.

Page 6 of 7	Distribution: Original — Customer Copy Copy — Cat / TEPS Dealer
November 20, 2009

Overhaul Protection For Caterpillar On-Highway Vehicle Engines Registration Certificate For Overhauls Performed in The U.S. for New Century Transport
Effective Date: November 20, 2009 CUSTOMER NAME: PHONE:
ADDRESS: CITY: STATE / PROVINCE ZIP/POSTAL CODE: COUNTRY:
CATERPILLAR DEALER: DEALER CODE: ADDRESS: CITY:
STATE / PROVINCE ZIP/POSTAL CODE: COUNTRY: TEPS DEALER: DEALER CODE:
ADDRESS: CITY: STATE / PROVINCE ZIP/POSTAL CODE: COUNTRY:
PROVIDER: Caterpillar Inc., 2120 West End Avenue, Nashville, TN. Telephone Number: 1-800-248-4228. For more information see Section XIV.
REGISTRATION DETAIL
New Registration: Overhauled Engine Awaiting Resale:
Overhauled Engine In Inventory:
Engine Serial Number: Application: Engine Sales Model: Horsepower:
Engine Overhaul Date: OPT Start Date: Start ECM Miles: O Miles O KMs Start Odometer Miles:
Replacement Engine: Transfer of Ownership
Upgrade of Coverage: Replacement Date: ECM Miles: Odometer Miles:
Transfer Date: ECM: Odometer Miles: Vehicle OEM: Veh. Model: VIN:
COVERAGE OPTIONS AND TERMS
Coverage
Months
Miles
Price
Coverage
Months
Miles
Price
Heavy Duty
Medium Duty
OPT OPT
Towing Towing
IMPORTANT: Overhaul Worksheet must be completed prior to enrollment and attached to this
Registration Certificate!
Time and Mileage Limitations: CUSTOMER INITIALS (WA State Only) Deductible (Per Visit) : US$
EXTENDED COVERAGE FEES
Limit of Liability:
The maximum amount we will pay for any single claim will be the reasonable cost to repair or replace the covered vehicle engine, not to exceed Caterpillar’s list price for equivalent replacement engine.
IMPORTANT!! This contract provides only those coverages with a months and miles term indicated above. Coverage options listed above may not be available for all engine models and applications. Dealer — Refer to published price lists for currently available coverage options and applications.
Coverage Fee (from above): U.S. $0.00
Administration Fee: U.S. $
Late Fee: U.S. $
Sales Tax: U.S. $
Overhaul Fee: (parts & labor) U.S. $
Total Coverage Fee
U.S. $0.00 I hereby certify that I have read and understand the terms and conditions checked above and as specified within the additional number of pages indicated on the bottom of this Registration Certificate.
I hereby certify that the engine serial number indicated above is eligible for the extended coverage as specified on this Registration Certificate and have read and understand the Dealer’s responsibilities as specified in the ESC Administration Manual.
Customer Signature Date Authorized Dealer Representative Date

Page 1 of 7	Distribution: Original — Customer Copy Copy — Cat / TEPS Dealer	November 20, 2009
Copyright 2009 Caterpillar Inc.

Exhibit B
Overhaul Protection For On-Highway Vehicle Engines
Extended Service Coverage Matrix
Effective November 20, 2009

Covered
ITEM	Components
AIR INDUCTION & EXHAUST GROUP
Exhaust Manifold Studs	YES
Exhaust Manifold Gaskets / Sleeves	YES
Exhaust Manifold / Intake Manifold	YES 1
Pre-Cooler (Turbocharger)*	YES 1
Pre-Cooler Mounting Bracket / Support (Turbocharger)	YES 2
Coolant Diverter Valve or Assembly	YES 1
Turbocharger(s)/Turbocharger Seals and Gaskets	YES 3
CYLINDER HEAD GROUP
Cylinder Head Casting	YES
Cylinder Head Bolts	YES 1
Cylinder Head Gasket	YES
Freeze Plug	YES 1
Cylinder Head Injector Sleeves and Injector Sleeve Seal O-Rings	YES
Spacer Plate (block and head)	YES 1
Spacer Plate Gasket	YES
Intake / Exhaust Valves (includes spring, insert, guide, rotocoil, retainer)	YES
Valve Mechanism (includes rocker arm, brackets, bridges, dowels, adjusting screws, nuts, shaft & push tubes)	YES 1
Valve Cover & Base	YES 1
Valve Cover Gasket	YES
Camshaft	YES 1
Camshaft Lifter Assembly (followers) Clips	YES 1
Variable Valve Actuator (VVAs) Assembly*	YES 1
Variable Valve Actuator (VVAs) Mounting Studs	YES 2
LUBRICATION SYSTEM
Oil Pan	YES 1
Oil Pump	YES 1
Oil Cooler Housing	YES 1
Piston Cooling Spray Jets	YES 1
COOLING SYSTEM
Thermostat Housing	YES 1
Thermostat	YES
Water Pump, Seals and Gaskets	YES 3
Water Pump Housing	YES 1
ELECTRONIC SYSTEM
Engine Oil Rail (EOR) Valve	YES 1
MISCELLANEOUS
Air Compressor	YES 3
All Caterpillar Engine Sensors	YES
Oil Cooler Core	YES
Fuel Transfer Pump	YES
Oil Filter Base Assembly	YES 1
ECM	YES 1
FRONT AND REAR COVER GROUP
Front Housing / Covers / Plate	YES 1
Front Cover Gasket	YES 3
Flywheel Housing	YES 1
Vibration Damper	YES 1
SHORT BLOCK GROUP
Cylinder Block Casting	YES 1
Spacer Deck (3176 only)	YES 1
O-Ring Seals Between Spacer Block and Cyl Head (3176)	YES
Freeze Plug	YES 1
Crankshaft Casting	YES 1
Bearings (crankshaft, rod, main and thrust)	YES
Connecting Rod Assembly and Bushing	YES
Piston Assembly (includes wrist pin, retainer clips, rings)	YES
Cylinder Block Counterbore	YES 1
Cylinder Liner, Seals, Filter Band	YES
Main Bearing Cap Bolt	YES 1
FUEL SYSTEM
Unit Injectors	YES 3
Mechanical Fuel Nozzles	YES
Mechanical Fuel Nozzles Seals and Fasteners	YES
IMPORTANT NOTICE:
All “Covered Components” must pass inspection or be replaced at the proper Intervals as prescribed by the Operation and Maintenance Manual by an “Authorized Dealer’ to qualify for continued coverage under this Service Contract. “Your” failure to follow the Operation and Maintenance Manual will result in denial of coverage.
NOTE: Items marked “YES” are covered components that are required to be replaced during the overhaul.
NOTE: Items marked “YES 1” are covered if they pass inspection or are repaired / replaced during the overhaul except applicable exclusions as given in the Service Contract.
NOTE: Items marked “YES 2” must be of the latest design in order for the VVA assemblies and studs and the pre-cooler mounting bracket to qualify for coverage. Dealers must confirm the latest design or replace these components at the time of inspection to receive coverage under the program.
NOTE: Items marked “YES 3” are covered if replaced as optional components during the overhaul except applicable exclusions as given in the Service Contract. “Seals and gaskets are only covered if replaced at the time of the overhaul in conjunction with a new or REMAN Caterpillar turbo (s), water pump, injector(s), and/or air compressor”.
*	Coverage applies only if the Pre-Cooler Mounting Bracket and Variable Valve Actuator (VVAs) Mounting Studs are of the latest design at the time of the overhaul
Towing, if selected on the registration page: This Service Contract provides reasonable or customary towing to the nearest “repairer” for a “mechanical breakdown” or reasonable travel expenses from the nearest “repairer” for a “mechanical breakdown” under normal use during the “coverage period” due to a defect in material or factory workmanship.
NOTE: Injectors must be replaced as a set.
NOTE: If the engine has more than 1 turbocharger, both must be replaced.

Page 7 of 7	Copyright 2009 Caterpillar Inc. All Rights Reserved	November 20, 2009